UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): January 14, 2005

CABOT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5667	04-2271897
(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1300, BOSTON, MASSACHUSETTS	02210-2019
(Address of Principal Executive Offices)	(Zip Code)

(617) 345-0100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Prior to November 2004, the retirement policy applicable to non-employee directors of Cabot Corporation required a non-employee director to submit his or her resignation to the Chairman of the Board prior to, and effective at, the Annual Meeting of Stockholders of the Company next following the calendar year of (i) such director’s seventieth birthday, in the case of a director first elected to the Board prior to his or her sixtieth birthday, or (ii) such director’s seventy-second birthday, in the case of a director first elected to the Board on or after his or her sixtieth birthday. Pursuant to this policy, John G.L. Cabot, who joined the Board prior to his sixtieth birthday and turned seventy last year, was scheduled to retire from the Board effective at the 2005 Annual Meeting of Stockholders. In November 2004, the Board of Directors amended the retirement policy for non-employee directors to require each such director to submit his or her resignation to the Chairman of the Board prior to, and effective at, the Annual Meeting of Stockholders next following the calendar year of such director’s seventy-second birthday. Despite this recent change in the retirement policy Mr. Cabot notified the Chairman of the Board that he plans to retire from the Board effective on March 10, 2005, the date of the Company’s 2005 Annual Meeting of Stockholders, in accordance with the previous provisions of the retirement policy and as previously planned.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ John A. Shaw Name: John A. Shaw Title: Executive Vice President and Chief Financial Officer

Date: January 20, 2005